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SED INTERNATIONAL HOLDINGS REPORTS
FIRST QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

- SED to Host Investment Community Conference Call Today at 4:30 PM ET -

LAWRENCEVILLE, GA– November 10, 2011 – SED International Holdings, Inc. (Amex: SED), a multinational supply chain management provider and distributor of leading computer technology, consumer electronics, small appliances, housewares and personal care products, today announced financial results for the first quarter of fiscal year 2012 ended September 30, 2011.

Summary First Quarter Fiscal 2012 Financial Results
(In thousands, except share and per share amounts) (Unaudited)

	SED Consolidated				Non-GAAP SED Excluding Lehrhoff
	Three months Ended September 30				Three months Ended September 30
	2011		2010		2011		2010
Net sales	$155,839		$141,678		$155,110		$141,678
Gross profit	7,519	4.8%	7,159	5.1%	7,446	4.8%	7,159	5.1%
SG&A, depreciation and amortization	8,040	5.2%	6,460	4.6%	7,432	4.8%	6,460	4.6%
Foreign currency transaction loss (gain)	651	0.4%	(447)	-0.3%	651		(447)
Acquisition-related costs	370		-		-		-
GAAP operating (loss) income	(1,542)	-1.0%	1,146	0.8%	(637)	-0.4%	1,146	0.8%
Interest (net) and income taxes	286		408		286		408
Gain on acquisition	(998)		-		-		-
GAAP Net (loss) income	$(830)	-0.5%	$738	0.5%	$(923)	-0.6%	$738	0.5%

Foreign currency translation, restructuring and other charges:
GAAP operating (loss) income	$(1,542)		$1,146		$(637)		$1,146
Foreign currency transaction loss (gain)	651		(447)		651		(447)
Acquisition-related costs	370		-		-		-
Severance, restructuring, and other charges	350		-		350		-
Pro forma operating (loss) income - Non GAAP	(171)	-0.1%	699	0.5%	364	0.2%	699	0.5%

Interest (net) and income taxes	286		408		286		408
Pro forma net (loss) income - Non GAAP	$(457)	-0.3%	$291	0.2%	$78	0.1%	$291	0.2%

“We achieved sales growth in the first quarter but faced a number of challenges that resulted in a net loss for the period,” said Jonathan Elster, President and Chief Executive Officer of SED International. “Our product mix was weighted more heavily toward lower margin products, including hard drives, and our higher margin consumer electronics sales were down 13.5%, reflecting continued weak demand for televisions. This softness translated to our bottom line, which was further effected by approximately $1.0 million of unfavorable foreign currency transaction losses in Latin America and one-time severance and relocation fees.”

“We are confident that the investments we have made in our business, including our new Lehrhoff enterprise, are the right strategy to achieve sustainable growth and profitability. Overall, our business fundamentals remain healthy, as evidenced by our 10% sales growth year-over-year. We are increasing sales of recently added new brands and have added talented professionals to help drive sales of SED’s product lines. Our investment in Lehrhoff also adds higher margin small appliances, housewares and personal care product items to our product mix, as well as provides SED with a Northeast U.S. hub for distribution of all SED products, thereby reducing delivery times and shipping costs to this important geographic region.”

“Regarding Lehrhoff, we are making good progress with the integration. We have established relationships with key vendors representing over 50 new brands and 250 new customers. We are making advances with this conversion, generating sales of $0.7 million in September and $2.1 million in October from SED Lehrhoff. We expect our investment in this business will provide solid financial contribution in this fiscal year and meaningful incremental profitability in fiscal 2013.”

“SED remains focused on adding new vendors, penetrating new markets and increasing sales of higher margin products across all our business segments. As we further refine our cost structure, we expect to consolidate and reduce our expense base in an effort to achieve $1.0 to $1.2 million in annualized savings. We believe our strategy, along with the enhancements to our business made in the first quarter, will enable us to attain our long-term objectives,” concluded Mr. Elster.

First Quarter Fiscal 2012 Financial Highlights, Year-over-Year Comparisons:

•	Net sales of $155.8 million, an increase of 10.0% compared to $141.7 million.

o	Microcomputer product sales were $140.2 million, an increase of 13.4%.

o	Consumer electronics product sales were $15.6 million, a decrease of 13.5%.

o	Domestic sales, including exports and after eliminations, were $121.4 million, an increase of 13.2%.

o	Latin America sales after translation into U.S. dollars were $34.4 million, a decrease of 0.3%.

o	First quarter 2012 sales included $0.7 million benefit from Lehrhoff.

•
Gross margin of 4.8%, compared with 5.1% in the first quarter of fiscal 2011 and 4.7% in the fourth quarter of fiscal 2011. Gross margin was impacted by the product mix in the U.S., including increased sales of lower margin hard drives, as well as slightly lower margins in the U.S. export business.

•
SG&A expenses increased to $7.9 million, compared with $6.4 million. The year-over-year increase included: $0.61 million of Lehrhoff operating SG&A; $0.35 million attributed to Argentina severance costs and expenses associated with the relocation of SED’s Atlanta headquarters and distribution facility; and $0.45 million of personnel-related expense increases, such as sales commissions and investment in headcount and key management positions supporting SED’s growth strategy.

•
GAAP Operating loss was $1.5 million compared with operating income of $1.1 million. Non-GAAP adjusted operating loss was $0.17 million. Non-GAAP operating loss excludes $0.37 million of Lehrhoff acquisition-related expenses; $0.65 million of unfavorable foreign currency transaction losses in Latin America; and $0.35 million in severance cost in Argentina, one-time relocation expenses. Excluding Lehrhoff and certain other changes, SED’s non-GAAP operating income was $0.36 million for the first quarter of fiscal 2012.

•
GAAP Net loss was $0.83 million, or $0.18 per diluted share, compared with GAAP net income of $0.74 million, or $0.15 per diluted share. Non-GAAP adjusted net loss was $0.46 million, or $0.10 per diluted share.

•
In the first quarter of fiscal 2012, the Lehrhoff division generated $0.7 million in sales, gross profit of $0.1 million, and an operating loss of $0.9 million. The operating loss figures include expenses for the relocation of Lehrhoff inventories, as well as acquisition and integration-related expenses.

First Quarter Fiscal 2012 and Recent Corporate Highlights

•
Acquired certain assets of ArchBrook Laguna LLC and subsidiary Lehrhoff & Co., Inc. to expand higher margin small appliances business, add a Northeast U.S. distribution center for both Lehrhoff and SED products, and enhance business in other areas of its operations.

•
Broadened SED’s vendor scope with the addition of new vendors, brands and products in key line-card categories including: Lenovo PCs, ASUS motherboards, and over 50 small appliances, housewares and personal care products brands.

•
Strengthened U.S. sales and marketing efforts with addition of seasoned outside sales representatives, and bolstered purchasing operation with the appointment of industry veteran, Eddie Lageyre, as Senior Vice President, U.S. Purchasing.

•	Fortified Latin American team with the appointments of Ronell Rivera to Senior Vice President for Latin America, and Mauricio Arcila to General Manager of SED Colombia.

•	Rang the closing bell at the New York Stock Exchange to celebrate SED’s listing on the NYSE Amex.

•	Expanded and relocated Atlanta, GA area distribution center and corporate headquarters to meet capacity demands of growing business.

•
Repurchased 20,010 shares during the first quarter of fiscal 2012 under its stock repurchase program. The SED Board of Directors has authorized an aggregate dollar amount of more than $1.5 million since the inception of the repurchase plan in August 2009, under which SED had repurchased a total of 481,925 shares at an average cost of $3.79 as of September 30, 2011.

•
Cash and equivalents were $4.2 million as of September 2011 compared with $4.7 million in 2010, and borrowings outstanding under SED’s revolving credit lines were $48.5 million as of September 2011 compared with $38.4 million in 2010. The increase in SED’s current borrowing reflects the $4.4 million Lehrhoff purchase

Conference Call

SED’s CEO and CFO will host a teleconference and webcast on Thursday, November 10, beginning at 4:30 p.m. Eastern Time to discuss the Company’s financial results and recent developments. Interested parties may participate in the conference call by dialing 1-877-941-1427 in the United States and Canada, and 1-480-629-9664 internationally. The call also will be available as a live, listen-only webcast on the “Investor Relations” section of the Company’s website at http://www.sedonline.com.

An audio replay of the call will be available beginning approximately one hour following the conclusion of the live call through November 24, 2011. The audio replay can be accessed by dialing 1-800-406-7325 from the United States and Canada, or 1-303-590-3030 internationally, and entering access ID Number 4483000. Following the live webcast, an online archive will be available for 90 days.

For more detailed information on the Company’s financial results, please refer to SED’s related Form 10-Q filed with the U.S. Securities and Exchange Commission, which will be accessible online at www.sec.gov or www.SEDonline.com.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Non-GAAP measures disclosed in this press release include adjusted operating loss, adjusted net loss and adjusted diluted loss per share, as well as revenue adjusted for the impact of acquisitions and other items. Management believes that adjusted revenue is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends.

Management believes that operating loss adjusted for restructuring, integration and other items is a useful measure to help investors better assess and understand the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of SED's normal operating results. Management analyzes operating (loss) income without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes.

Management believes net loss and EPS adjusted for the impact of the items described above is useful to investors because it provides a measure of the Company's net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management's focus on generating shareholder value, of which net profitability is a primary driver, management believes net loss and EPS excluding the impact of these items provides an important measure of the Company's net results of operations for the investing public.

However, analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ABOUT SED INTERNATIONAL HOLDINGS, INC.

Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, consumer electronics, small appliances, housewares, and personal care products. The company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets. Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; New Jersey; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the US and Latin America. To learn more, please visit www.SEDonline.com; or follow us on Twitter @SEDIntl.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.”These statements often can be identified by the use of terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "approximate" or "continue," or the negative thereof.The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.Any forward-looking statements represent management's best judgment as to what may occur in the future.However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected.These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets.The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the “Management's Discussion and Analysis" section of the Company's Reports on Forms 10-K and 10-Q available at www.sec.gov.

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2011	June 30, 2011
	(Unaudited)	(Audited)(1)
ASSETS

Current assets:
Cash and cash equivalents	$4,247	$4,751
Trade accounts receivable, less allowance for doubtful accounts of $817 and $783, respectively	64,845	64,335
Inventories	68,029	63,359
Deferred tax assets, net	441	443
Other current assets	9,216	6,617
Total current assets	146,778	139,505
Property and equipment, net	2,742	1,928
Intangible assets, net	352	–
Total assets	$149,872	$141,433

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$71,104	$70,681
Accrued and other current liabilities	9,013	9,581
Revolving credit facilities	48,530	38,430
Total liabilities	128,647	118,692

Shareholders’ equity:
Preferred stock, $1.00 par value; 129,500 shares authorized, none issued	–	–
Common stock, $.01 par value; 100,000,000 shares authorized; 7,072,473 shares issued and 4,940,999 shares outstanding at September 30, 2011 and 6,979,161 shares issued and 4,867,697 shares outstanding
at June 30, 2011	70	70
Additional paid-in capital	70,763	70,648
Accumulated deficit	(30,942)	(30,112)
Accumulated other comprehensive loss	(3,875)	(3,171)
Treasury stock, 2,131,474 shares and 2,111,464 shares, at cost	(14,791)	(14,694)
Total shareholders’ equity	21,225	22,741
Total liabilities and shareholders’ equity	$149,872	$141,433

See notes to condensed consolidated financial statements.

(1) The June 30, 2011 condensed consolidated balance sheet has been derived from the audited consolidated financial statements included in SED’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2011	2010

Net sales	$155,839	$141,678
Cost of sales	148,320	134,519
Gross profit	7,519	7,159

Selling, general and administrative	7,915	6,364
Depreciation and amortization	125	96
Foreign currency transaction loss (gain)	651	(447)
Acquisition-related costs	370	-
Total operating expense	9,061	6,013
Operating (loss) income	(1,542)	1,146

Interest income	(8)	(16)
Interest expense	304	232
Gain on acquisition	(998)	-
(Loss) Income before income taxes	(840)	930
Income tax (benefit) expense	(10)	192
Net (loss) income	$(830)	$738

Basic (loss) income per common share	$(0.18)	$0.16
Diluted (loss) income per common share	$(0.18)	$0.15

Weighted average number of common shares outstanding:
Basic	4,685,000	4,674,000
Diluted	4,685,000	5,076,000

See notes to condensed consolidated financial statements.

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)
First Quarter Fiscal 2012
(In thousands, except share data)

	Three Months Ended September 30,
	2011 GAAP	2011 Non-GAAP	2010 GAAP	2010 Non-GAAP
Reconciliation of GAAP operating income, net income and EPS to Non-GAAP measures:

GAAP operating (loss) gain	$(1,542)	$(1,542)	$1,146	$1,146
Foreign currency exchange loss (gain) (2)		651		(447)
Acquisition-related costs (3)		370		–
Severance, restructuring, and other costs (4)		350		–
Non-GAAP adjusted operating (loss) income	$(1,542)	$(171)	$1,146	$699

GAAP net (loss) gain	$(830)	$(830)	$738	$738
Foreign currency exchange loss (gain) (2)		651		(447)
Acquisition-related costs (3)		370		–
Severance, restructuring, and other costs (4)		350		–
Gain on acquisition (5)		(998)		–
Non-GAAP adjusted net (loss) income	$(830)	$(457)	$738	$291

Diluted earnings per share	$(0.18)	$(0.10)	$0.15	$0.06
Diluted common shares outstanding	4,685,000	4,685,000	5,076,000	5,076,000
_____________________________

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.

(2)	Foreign currency exchange from Colombia and Argentina subsidiaries.
(3)	Acquisition-related costs associated with the acquisition of Lehrhoff assets.
(4)	Severance costs in Argentina, relocation of Atlanta headquarters and distribution facility, and other restructuring costs.
(5)	Gain on the acquisition of the Lehrhoff assets recorded as a bargain purchase under ASC 805.

SED INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP Measures to Non-GAAP Measures
Excluding SED Lehrhoff (1) (Unaudited)
First Quarter Fiscal 2012
(In thousands, except share data)

	Three Months Ended September 30,
	2011 GAAP	2011 Non-GAAP
Reconciliation of GAAP net sales, operating income, net income and EPS to Non-GAAP measures:
GAAP net sales	$155,839	$155,839
Lehrhoff net sales (1)		729
Non-GAAP net sales	$155,839	$155,110

GAAP operating loss	$(1,542)	$(1,542)
Lehrhoff gross profit (2)		(73)
Lehrhoff SG&A (3)		608
Lehrhoff acquisition-related costs (4)		370
Non-GAAP adjusted operating income without Lehrhoff		(637)
Foreign currency transaction loss (5)		651
Severance, restructuring, and other costs (6)		350
Non-GAAP adjusted operating (loss) income	$(1,542)	$364

GAAP net loss	$(830)	$(830)
Lehrhoff gross profit (2)		(73)
Lehrhoff SG&A (3)		608
Lehrhoff acquisition-related costs (4)		370
Gain on acquisition (7)		(998)
Non-GAAP adjusted net loss without Lehrhoff		(923)
Foreign currency transaction loss (5)		651
Severance, restructuring, and other costs (6)		350
Non-GAAP adjusted net (loss) income	$(830)	$78

Diluted earnings per share	$(0.18)	$0.02
Diluted common shares outstanding	4,685,000	4,918,000
_____________________________

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.

(2)	Lehrhoff gross profit for the three months ending September 30, 2011.
(3)	Lehrhoff SG&A for the three months ending September 30, 2011.
(4)	Acquisition-related costs associated with the acquisition of Lehrhoff assets.
(5)	Foreign currency exchange from Colombia and Argentina subsidiaries.
(6)	Severance costs in Argentina, relocation of Atlanta headquarters and distribution facility, and other restructuring costs.
(7)	Gain on the acquisition of the Lehrhoff assets recorded as a bargain purchase under ASC 805.